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                                                                 Exhibit 23.13

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Hercules Incorporated on Form S-8 (Registration Nos. 33-37279, 33-21668, 33-21667, 33-47664, 33-51178, 33-52621, 33-66136, 33-62314, 33-65352,
333-38795, 333-38797 and 333-68863) and on Form S-3 (Registration Nos. 333-63423
and 333-29225) of our report dated November 13, 2002, relating to our audits of the financial statements of Hercules Chemicals (Taiwan) Co., Limited as of November 30, 2001 and November 30, 2000 and for each of the three years in the period ended November 30, 2001, which report is included in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Taipei, Taiwan, Republic of China
December 11, 2002